Exhibit 32.0
AGCO Corporation 4205 River Green Parkway Duluth, GA USA 30096-2584 Telephone 770/813-9200 Fax 770/813-6118

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report of AGCO Corporation (the “Company”) on Form 10-Q for the period ended September 30, 2004 (the “Report”), I, Martin Richenhagen, President and Chief Executive Officer of the Company and I, Andrew H. Beck, Senior Vice President and Chief Financial Officer of the Company, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	to my knowledge, the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Martin Richenhagen

Martin Richenhagen
President and Chief Executive Officer November 9, 2004

/s/ Andrew H. Beck

Andrew H. Beck
Senior Vice President and Chief Financial Officer
November 9, 2004

AGCO • AGCOSTAR • AG-CHEM • CHALLENGER • FARMHAND • FENDT • FIELDSTAR • GLEANER • GLENCOE • HESSTON • LOR*AL MASSEY FERGUSON • NEW IDEA • SOILTEQ • SPRA-COUPE • TYE • WHITE PLANTERS • WILLMAR • AGCO FINANCE • AGCO PARTS